NEWMIL BANCORP, INC.

                      DIVIDEND REINVESTMENT PLAN
                                  AND
                          STOCK PURCHASE PLAN

                             COMMON STOCK

                       PAR VALUE $.50 per share

To our Shareholders:

     We are pleased to send you this brochure describing our Dividend Reinvestment Plan. The Plan provides a simple and convenient method for you to purchase additional shares of NewMil Bancorp, Inc. ("NewMil") common stock ("Common Stock"). Any holder of record of Common Stock is eligible to participate in this Plan.

     Participants in the Plan may:

     - have cash dividends on their shares of Common Stock automatically reinvested, or

     - reinvest their dividends and also make optional cash payments of not less than $10 nor more than $5,000 monthly, or

     - make optional cash payments but continue to receive dividends in cash on stock registered in their name.

     The Plan provides for you to appoint American Stock Transfer & Trust Company as your agent to purchase previously issued shares of
NewMil Common Stock in the open market.    The purchase price of the
Common Stock will be the average of the actual market prices for all shares purchased for the Plan for that dividend payment date.

                                   Sincerely,



                                   Francis J. Watr, President
                                   Anthony J. Nania, Chairman

                           TABLE OF CONTENTS
                                                       Page

The Company                                            3
Description of the Plan                                3
     Purpose                                           3
     Administration                                    3
     Eligibility                                       4
     Participation by Shareholders of Record           4
How to Enroll                                          5
     Shareholders of Record                            5
When to Enroll                                         5
Costs                                                  5
When Purchases will be Made                            6
Number of Shares to be Purchased                       6
Share Purchase Prices                                  6
Optional Cash Purchases                                7
     How the Cash Purchase Option Works                7
     Limitation on Amount of Payments                  7
     Return of Optional Cash Payments                  7
Reinvestment of Dividends on Shares Held in the Plan   7
Reports to Participants                                8
Certificates for Shares                                8
     Shares Held by American Stock Transfer & Trust
     Company                                           8
     Name in Which Certificates will be Issued         8
     No Transfer of Shares Held in Plan                8
Termination of Participation                           9
     When a Participant May Withdraw                   9
     How to Withdraw                                   9
     Rejoining the Plan                                9
Federal Income Tax Consequences of the Plan            9
Other Information                                      11
     Rights Offerings                                  11
     Stock Dividends and Splits                        11
     Voting of Shares Held in Plan                     11
     Death or Incompetency of a Participant            12
     Foreign Shareholder Participants                  12
     Responsibilities of NewMil and American Stock
     Transfer & Trust Company
       Under the Plan                                  12
     Interpretation and Regulation of the Plan         12
     Amendments - Termination                          12


                             THE COMPANY

     NewMil Bancorp, Inc. ("NewMil") is a Delaware corporation which is a bank-holding company registered under the Bank Holding Company Act of 1956, as amended. NewMil's executive offices are located at 14 Main Street, New Milford, Connecticut 06776, and its telephone number is
(203) 354-4411.

                        DESCRIPTION OF THE PLAN

     The Dividend Reinvestment Plan (the "Plan") was adopted by NewMil's Board of Directors on September 22, 1995. The complete text of the Plan is set forth in this brochure. The Plan is administered for NewMil and the participants by American Stock Transfer & Trust Company
("American").

Purpose

     The purpose of the Plan is to provide eligible shareholders of record with a simple and convenient method of increasing their ownership of Common Stock. Once enrolled in the Plan, eligible shareholders may invest cash dividends and optional cash payments in additional shares of Common Stock with minimum service charges and generally reduced brokerage fees in most cases. All participants will have all cash dividends on shares held for their account under the Plan automatically reinvested to purchase shares. NewMil will not receive any proceeds from purchases of Common Stock for the Plan in the open market.

Administration

     NewMil has designated and appointed American as the "Plan
Administrator". American will maintain records of the accounts of participants, send quarterly statements of account and perform other duties as Plan Administrator. American also serves as registrar for the Common Stock.

     Participants in the Plan will appoint American to act as their agent to receive dividends and optional cash payments and to apply such amounts to the purchase of shares of Common Stock in the open market, and to apply excess amounts to the participants' cash accounts in accordance with the Plan.

     All inquiries, notices, requests and other communications by participants concerning the Plan should (except as specifically indicated below) be sent to:

          NewMil Bancorp, Inc.
          American Stock Transfer & Trust Company
          Dividend Reinvestment Service
          40 Wall Street
          New York, N.Y. 10005

Participants may also call American at: (212) 936-5700

     NewMil reserves the right to replace American as Plan Administrator at any time and without prior notice to participants in the Plan. In the event American should resign or otherwise cease to act as Plan Administrator, NewMil will make such other arrangements as it deems appropriate for the administration of the Plan and will notify all participants in writing.

Eligibility

     In general, all holders of record of Common Stock are eligible to participate in the Plan. If a person is the beneficial owner of shares of Common Stock registered in the name of another, such as in the name of a broker, bank or other nominee, and desires to participate in the Plan, the beneficial owner must make arrangements with the nominee or other holder of record to participate or become the holder of record by having a part or all of such shares transferred into his or her own name.

     Shareholders residing in a state which prohibits or makes unduly burdensome the offering of this Plan to its residents, or who live in a jurisdiction outside the United States in which it is unlawful for NewMil to permit participation in the Plan, are not eligible to participate in the Plan.

Participation By Shareholders of Record

     A shareholder of record may elect to participate in the Plan through either of the following participation options:

     FULL DIVIDEND REINVESTMENT - Directs American to invest the cash dividends on all of the shares of Common Stock then or subsequently registered in the participant's name. The participant may also make optional cash payments of $10 or more, up to a total of $5,000 per month, for the purchase of additional shares of Common Stock in accordance with the Plan.

     OPTIONAL CASH PURCHASES ONLY - Permits the participant to make optional cash payments of $10 or more, up to a total of $5,000 per month, for the purchase of additional shares of Common Stock in accordance with the Plan, without reinvesting dividends on the shares of Common Stock or registered in the name of the participant.

Under each participation option, cash dividends on all shares of Common Stock purchased under the Plan and credited to the participant's account under the Plan will be automatically reinvested in accordance with the Plan.

     A shareholder participant may change his or her participation option at any time by obtaining and completing an Enrollment Change Form and sending it to American.

     Participation in the Plan is completely voluntary. Shareholders who do not elect to participate in the Plan will continue to receive their cash dividends, as declared and paid, by check as usual.

HOW TO ENROLL

Shareholders of Record

     An eligible shareholder may join the Plan by completing and signing the Authorization Form and returning it to American. If the shares of Common Stock are registered in more than one name (i.e., joint tenants, trustees, etc.), all registered holders must sign. Enrollment Forms may be obtained at any time by written request to American at the address specified on page 4 or to NewMil at:

          NewMil Bancorp, Inc.
          American Stock Transfer & Trust Company
          Dividend Reinvestment Service
          40 Wall Street
          New York, N.Y. 10005
          Attention:  Shareholder Relations

Participants may also call NewMil at:  (203) 354-4411

     Brokers, banks or other nominees who wish to participate in the Plan on behalf of their clients may request special participation arrangements by writing to NewMil. Such participation will generally be permitted provided such persons represent to NewMil that they are legally authorized to engage in such participation.

                            WHEN TO ENROLL

     An eligible shareholder of record may enroll in the Plan at any time. The reinvestment of such participant's dividends will begin with the dividend payment date immediately following the date a signed Authorization Form specifying reinvestment of dividends is received by American or NewMil, provided the Authorization Form is so received at least fifteen (15) business days before a dividend payment date. If the Authorization Form is received during the fifteen-day period immediately preceding a dividend payment date, the reinvestment of dividends through the Plan will begin with the next succeeding dividend payment. NewMil's dividend payment dates of March 31, June 30, September 30 and December 31, although nothing in this Plan obligates NewMil to pay dividends on those dates or at any other time. Any optional cash payments received on or before the last business day of each month will be invested as of the 1st business day of the following month.

                                 COSTS

       Brokerage fees for shares purchased on the open market will be paid by the participant. Current brokerage fees for such purchases are estimated to be from $.05 to $.08 per share.

     Participants will be charged $.75 per quarter or a total of $3.00 a year for purchases under the dividend reinvestment plan. Participants will also be charged an additional $1.25 per optional cash payment transaction. If four optional cash payments are made during the year the total charge will be $5.00. If two optional cash payments are made during the year the charge will be $2.50.

     A fee of $3.00 will be charged to the participant upon
termination of his participation in the Plan.   If the Plan is
terminated and the shares in the Plan are sold at his or her instructions, there will be a $.10 to $.15 per share brokerage fee.

     All other costs of administering the Plan, if any, will be paid by NewMil. All costs paid by participants will be made to and for the benefit of American.

                      WHEN PURCHASES WILL BE MADE

     Purchases of Common Stock under the Plan will be made on the following applicable "Investment Dates":

     (a) for the reinvestment of cash dividends, each dividend payment date is an Investment Date; and

     (b) for the investment of optional cash payments, either of the following is an Investment Date: (i) the first (1st) business day of each month; or (ii) the dividend payment date, if the optional cash payment is received on that date.


                   NUMBER OF SHARES TO BE PURCHASED

     The number of shares of Common Stock to be purchased for a participant in the Plan depends on the purchase price of Common Stock on the applicable Investment Date and on the amount of the participant's cash dividends, optional cash payments and residual cash in his or her cash account to be invested on such Investment Date. A participant's account will be credited with that number of whole and fractional shares of Common Stock, equal to the total amount to be
invested divided by the per share purchase price.    NO INTEREST WILL
BE PAID BY NEWMIL OR AMERICAN ON AMOUNTS RETAINED IN THE CASH ACCOUNT.

                         SHARE PURCHASE PRICES

      The purchase price of the Common Stock for the purposes of the Plan will be the average of the actual market price for all shares purchased for the Plan for that Investment Date; including applicable brokerage fees and commissions.

                        OPTIONAL CASH PURCHASES

How the Cash Purchase Option Works

     Optional cash payments received by American will be applied to the purchase of additional shares of Common Stock as of the Investment Date following receipt of such payment. Optional cash payments must be received by American at least one business day prior to the applicable Investment Date.

     An optional cash payment may be made by a participant when enrolling in the Plan by enclosing a check or money order payable to "NewMil Bancorp, Inc. Dividend Reinvestment Plan" with his or her Authorization Form and thereafter by using forms supplied by American. There is no obligation to make optional cash payments. Optional cash payments, if made, need not be in the same amount as made in previous periods.

     Optional cash payments received on or after any Investment Date will be held until the next succeeding Investment Date. NO INTEREST WILL BE PAID BY NEW MIL OR AMERICAN ON OPTIONAL CASH PAYMENTS. THEREFORE, OPTIONAL CASH PAYMENTS SHOULD BE SENT SO AS TO REACH AMERICAN SHORTLY BEFORE THE MONTHLY DEADLINE. PARTICIPANTS SHOULD ALLOW ADEQUATE TIME FOR MAILING.

Limitations on Amount of Payments

     Each optional cash payment must be at least $10 and may not exceed $5,000. The total amount of all optional cash payments made by any shareholder-participant during any month shall not exceed $5,000.

     NewMil will acknowledge receipt of all optional cash payments received. In the case of a nominee who holds Common Stock for more than one beneficial owner, optional cash payments of more than $5,000 per payment or calendar month may be made, provided such nominee certifies to American and NewMil, accompanied by such documentation as NewMil shall require, that each beneficial owner is not making optional cash payments in excess of the aforesaid limitations.

Return of Optional Cash Payments

     A participant may, without terminating his or her participation in the Plan, obtain the return of any optional cash payment upon written request therefore received by American at least two business days prior to the applicable Investment Date.

         REINVESTMENT OF DIVIDENDS ON SHARES HELD IN THE PLAN

     Cash dividends payable on all shares of Common Stock credited to a participant's account under the Plan, whether such shares were purchased with the participant's reinvested dividends or optional cash payments, will be automatically reinvested in additional shares of Common Stock in the same manner as for Common Stock not held in the Plan.

                        REPORTS TO PARTICIPANTS

     American will maintain an account for each participant. All shares of Common Stock purchased for a participant under the Plan, as well as residual cash, will be credited to his or her account.

     Each participant in the Plan will receive a statement of his or her account as soon as practicable after the end of each calendar quarter. Each statement will contain the amount purchased or reinvested, the effective per share purchase price(s), the number of shares acquired, the total number of shares credited to the participant's account, the confirmation date and other relevant information. THESE QUARTERLY STATEMENTS ARE THE PARTICIPANT'S CONTINUING RECORD OF CURRENT ACTIVITY AND THE COST OF SHARES PURCHASED AND SHOULD BE RETAINED FOR TAX PURPOSES.

     In addition, each participant will receive copies of American's annual and quarterly reports to shareholders, proxy statements and other communications sent to shareholders. Income tax information for reporting dividends paid will also be supplied to each participant.

                        CERTIFICATES FOR SHARES

Shares Held by American

     Certificates for shares of Common Stock purchased under the Plan will not be issued to a participant unless requested by the participant or until his or her account is terminated. Shares of Common Stock purchased under the Plan will be registered in the name of American or one of its nominees. This service is for the convenience of the participants and protects against loss, theft or destruction of stock certificates.

     Certificates for any number of whole shares credited to an account under the Plan will be issued upon the participant's written request to American. Issuance of such certificates will not in and of itself terminate participation in the Plan. Any remaining full shares will continue to be credited to the participant's account.

Name in Which Certificates Will Be Issued

     Shareholder participants' accounts under the Plan are maintained in the names in which certificates for shares of Common Stock of such participants were registered at the time they entered the Plan. Certificates for whole shares, when issued, will be registered in the names in which accounts under the Plan are maintained.

     Should a participant want such shares registered in any other name upon the withdrawal thereof from the Plan, such participant must so indicate in his or her request to American. In the event of such a request, the participant shall be responsible for any transfer taxes or other expenses incurred in complying with any transfer requirements.

No Transfer of Shares Held in Plan

     Shares of Common Stock credited to the account of a participant under the Plan may not be assigned, pledged as collateral or otherwise transferred including name changes in accounts. A participant who wishes to assign, pledge or otherwise transfer such shares must request that a certificate for such shares be issued in his or her name.

                     TERMINATION OF PARTICIPATION

When a Participant May Withdraw

     A participant may terminate his or her participation in the Plan at any time in accordance with the procedures set out below.

     Termination of participation in the Plan will immediately stop all investment of the participant's dividends if the notice of termination is received by American not later than the record date prior to the dividend payment date and will immediately stop all investment of optional cash payments if notification is received by American not less than two business days prior to an Investment Date. The entire amount of any optional cash payment received as to which investment has been stopped by termination of participation in the Plan will be refunded to the participant.

     Generally, it will require 10 days to two weeks from the time notice of termination is received by American or American until share certificates are mailed to a participant. A longer time is required if the notice is received between a dividend record date and the dividend payment date.

How to Withdraw

     In order to terminate participation in the Plan, a participant must notify American in writing. There is a $3.00 fee for any termination by a participant.

     When a participant terminates, or upon termination of the Plan by NewMil, certificates for whole shares credited to the participant under the Plan will be issued and a cash payment will be made for any fractional shares allocated to the participant's account.

     Upon termination, a participant may also request the sale of all or part of the whole shares of Common Stock credited to his or her account under the Plan. Shares to be sold will be forwarded by American, on behalf of the participant, to a brokerage firm which will effect such sale for the participant and will remit the proceeds, less brokerage commissions, service charges, any transfer taxes and the $3.00 termination fee. Sales requests may be accumulated by American. Shares to be sold on behalf of a terminating participant will be forwarded to brokerage firms as soon as practicable, and in any event within 10 trading days after NewMil's receipt of the request to sell.

Rejoining the Plan

     Any shareholder may re-enroll in the Plan at any time. However, American and NewMil reserves the right to reject any Authorization Form.


              FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

     A shareholder who has his dividends reinvested will be treated as having received a dividend equal to the amount of cash he would have received.

     The purchase price, for the purpose of determining the tax basis of shares acquired under the Plan, of shares purchased with reinvested dividends, optional cash payments and payroll deductions will equal the purchase price at which the shares are in fact acquired.

     A participant's holding period for shares acquired by NewMil in the open market begins on the date of purchase.

     A participant will not realize any taxable income when he receives certificates for whole shares of Common Stock credited to the participant's account under the Plan.

     A participant will realize a taxable gain or a loss when whole shares of Common Stock are sold or otherwise disposed of in a taxable exchange, whether by American on behalf of the participant or by the participant after withdrawing such shares from the Plan. The amount of the gain or loss will be the difference between the amount the participant receives for the shares and the purchase price thereof, as defined above, plus brokerage commission paid. Any such gain or loss will be capital gain or loss if the shares constitute capital assets in the hands of the participant. Such capital gain or loss will be treated as "short-term" if the sale is made within one year of acquisition, and "long-term," if made after one year.

     In the case of participants (including foreign shareholders) who elect to have their dividends reinvested and whose dividends are subject to United States income tax or backup withholding, an amount equal to the dividends payable to such participants, less the amount of tax required to be withheld, will be applied to the purchase of shares of Common Stock under the Plan. The filing of any documentation required to obtain a reduction in United States withholding tax will be the responsibility of the participant.

     NewMil believes the foregoing is an accurate summary of the federal income tax consequences of participation in the Plan as of the date of this Prospectus. This summary may not reflect every possible situation that could result from participation in the Plan. This summary does not reflect any state tax consequences, which will vary from state to state. Therefore, each participant is urged to consult his or her own tax advisor to determine the particular federal, state and local tax consequences resulting from participation in the Plan and the subsequent disposal of shares purchased pursuant to the Plan. If you do not reside in the United States, your income tax consequences will vary from jurisdiction to jurisdiction. In addition, the foregoing rules may not be applicable to certain participants in the Plan, such as tax exempt entities (e.g., pension funds and IRAs).

                           OTHER INFORMATION

Rights Offerings

     In the event of any rights offering or the distribution of any securities of another issuer by NewMil, each participant will be entitled to receive such rights or securities based upon his or her total holdings of whole shares of Common Stock, including whole shares credited to his or her account under the Plan.

     American will notify a participant of the number of rights or securities credited to the participant's account. A participant may exercise rights credited to his or her account by delivering a timely written notice to American directing exercise of all or a portion of the rights accompanied by a check for the monies necessary to exercise the rights.

     Securities applicable to shares credited to a participant's account under the Plan will be sold by American and the net proceeds credited to the participant's account under the Plan and applied to the purchase of shares on the next Investment Date. Any participant who desires to personally receive such securities must request, at least five business days prior to the record date for the issuance of any such securities that the whole shares of Common Stock credited to the participant's account be registered in the participant's name.

Stock Dividends and Splits

     Any dividend payable in stock or split shares distributed by NewMil on shares of Common Stock credited to the participant's account under the Plan will be added to such account. Stock dividends or split shares distributed on shares registered in the name of a participant will be mailed directly to the participant in the same manner as to shareholders who are not participating in the Plan.

Voting of Shares Held in Plan

     If a participant holds certificates for shares of Common Stock, the participant will be sent a proxy card in connection with any annual or special shareholders meeting. This proxy will apply to all shares registered in the participant's name and to all shares credited to the participant's account under the Plan. If the participant does not hold certificates for shares, American will send the participant a confidential voting instruction form on which to indicate how the shares held by American in the participant's Plan account are to be voted.

     If the proxy card or instruction form is returned and no voting instructions are given with respect to any item on a properly issued card or form, then all of the participant's shares of Common Stock covered by such proxy card or instruction form will be voted in accordance with the recommendations of NewMil's Board of Directors. If the card or form is not returned or is returned unsigned, the participant's shares will not be voted.

     All shares of Common Stock held under the Plan by a participant may be voted at the meeting by the participant by obtaining a proxy from American at least five days prior to the date of the meeting.

Death or Incompetency of a Participant

     Upon receipt by American of notice of death or adjudicated incompetency of a participant, no further purchases of shares of Common Stock will be made for the account of such participant and the shares of Common Stock and cash held by the Plan for the account of such participant shall be delivered to the appropriate person promptly upon American's receipt of evidence satisfactory to American of the appointment of a legal representative and instructions of such representative as to the delivery of such shares and cash.

Foreign Shareholder Participants

     Foreign shareholder participants are urged to consult their legal advisors with respect to any local exchange control or other law or regulation which may affect their participation in the Plan. NewMil and American assume no responsibility regarding such laws or regulations and will not be liable for any act or omission in respect thereof.

Responsibilities of NewMil and American Under the Plan

     NewMil and American will not be liable in connection with the interpretation, regulation or administration of the Plan for any act done in good faith or for any good faith omission to act, including, without limitation, any claim or liability in respect of (a) the failure of NewMil or American to terminate a participant's account upon such participant's death, (b) the prices and times at which shares of Common Stock are purchased for the participant's account,
(c) fluctuations in the market value of the Common Stock or (d) failures to purchase shares of Common Stock or any other act or failure to act due to any governmental authority's communication or requirement. Neither NewMil nor American can or does assure a participant of a profit or protection against a loss on the shares purchased under the Plan.

Interpretation and Regulation of the Plan

     NewMil reserves the right, acting in good faith, to interpret and regulate the Plan as deemed desirable or necessary in connection with the Plan's operation.

Amendments-Termination

     NewMil reserves the right to suspend or terminate the Plan at any time, or to amend the terms and conditions of the Plan at any time. All participants will receive notice of any such suspension, modification or termination as soon thereafter as practicable.